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                                                                     Exhibit 1.1

                                                 L&W Draft of September 30, 1996

                       PEGASUS COMMUNICATIONS CORPORATION

                              Class A Common Stock

LEHMAN BROTHERS INC.
BT SECURITIES CORPORATION
CIBC WOOD GUNDY SECURITIES CORP.
PAINEWEBBER INCORPORATED
As Representatives of the several
  Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

                  Pegasus Communications Corporation, a Delaware corporation (the "Company"), proposes to sell 3,000,000 shares (the "Firm Shares") of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock") to the Underwriters named in Schedule 1 hereto (the "Underwriters"). In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 450,000 shares of the Class A Common Stock on the terms and for the purposes set forth in Section 2 (the "Option Shares"). The Firm Shares and the Option Shares, if purchased, are hereinafter collectively referred to as the "Shares." Capitalized terms used herein without definition shall have the meanings assigned to them in the Registration Statement and the Prospectus (each as defined below).

                  Concurrent with or shortly after the offering (the "Offering") to the public of the Firm Shares by the Company, the following transactions (the "Transactions"), if not already completed, are expected to take place: (i) the contribution by Pegasus Communications Holdings, Inc., the direct parent of the Company (the "Parent"), of 100% of the outstanding shares of Class A Common Stock (the "PM&C Class A Shares") of Pegasus Media & Communications, Inc. ("PM&C") to the Company for ___ shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock") (the "Contribution"); (ii) the commencement of a registered exchange offer (the "Exchange Offer") of an aggregate of ____ shares of Class A Common Stock for all of the outstanding shares of PM&C's Class B Common Stock (the "PM&C Class B Shares"); (iii) the contribution by the Parent to the Company of all of the outstanding stock of Bride Communications, Inc. for $1,850,000 in cash, _____ shares of Class A Common Stock and ___ shares of Class B Common Stock (the "WPXT Contribution");
(iv) the contribution by the Parent to the Company of all of the outstanding stock of B.T. Satellite, Inc. for ___ shares of Class A Common Stock (the "WWLA Contribution"); (v) the acquisition by the Company of DIRECTV distribution rights for $17,894,319 in cash and ___ shares of Class A Common Stock (the "DBS Acquisition") pursuant to an agreement between the Parent and Harron Communications Corp. dated May 30, 1996 (the "DBS Acquisition Agreement"); (vi) the contribution of the stock of Pegasus Communications Management Company, which holds the management agreement (the "Management Agreement") among PM&C and its operating subsidiaries and BDI Associates L.P. (the "Management Company") together with certain net assets, including $1.4 million of accrued management fees, to the Company for ___ shares of Class B Common Stock and approximately $1.4 million in cash (the "Management Agreement Acquisition"); (vii) the acquisition of substantially all of the


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assets of a cable system in San German, Puerto Rico (the "Cable Acquisition")
pursuant to an agreement among the Parent, Dominica Padilla Acosta, Maria Del Carmen Padilla Lopez and Dom's Tele-Cable, Inc. dated March 21, 1996, as amended by an Amendment No. 1 thereto dated May 31, 1996 (as amended, the "Cable Acquisition Agreement"); (viii) the entering into by the PM&C of a $50.0 million revolving credit facility (the "New Credit Facility"); (ix) the acquisition by the Company of the broadcast tower assets of Pegasus Towers, L.P. (the "Towers Purchase") for $1.4 million in cash and (x) the exchange pursuant to an exchange offer of the Parent's Class B Non-Voting Stock (the "Parent NonVoting Stock") for ___ shares of Class A Common Stock held by Suite 454 Partners and the subsequent liquidation of Suite 454 Partners and the distribution of the shares of Class A Common Stock to certain members of the Company's management (the "Management Share Exchange"). The Offering is conditioned upon the consummation of (i) the DBS Acquisition, (ii) the Contribution, (iii) the Management Agreement Acquisition, (iv) the Towers Purchase, (v) the WPXT Contribution, (vi) the WWLA Contribution, and (vii) the entering into of the New Credit Facility (collectively, the "Operative Transactions"). The "Operative Documents" means each of (i) the DBS Acquisition Agreement, (ii) the agreement governing the Contribution, (iii) the agreement governing the Management Agreement Acquisition, (iv) the deeds and other instruments governing the Towers Purchase,
(v) the agreement governing the WPXT Contribution, (vi) the agreement governing the WWLA Contribution, (vii) the Cable Acquisition Agreement, (viii) the agreements governing the New Credit Facility, (ix) the documents governing the Exchange Offer and (x) the documents governing the Management Share Exchange and, in each case, all documents ancillary thereto.

                  This is to confirm the agreement concerning the purchase of the Shares from the Company by the Underwriters hereto.

                  1. Representations, Warranties and Agreements of the Company and the Subsidiaries. The Company and each of the Subsidiaries (as defined below) represents, warrants and agrees that:

                  (a) The Registration Statement on Form S-1 with respect to the Shares has (i) been prepared by the Company in conformity with the requirements of the United States Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rule and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act or will become effective not later than 10:00 a.m., New York City time, on the date of this Agreement or at such later date and time as the Underwriters may approve. Copies of the Registration Statement have been delivered by the Company to each of you as the representatives (the "Representatives") of the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which the Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such Registration Statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such Registration Statement, as amended at the Effective Time, including a registration statement (if any) filed pursuant to Rule 462(b) under the Securities Act increasing the size of the Offering registered under the Securities Act and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 5(a) hereof and deemed to be a part of the Registration Statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the


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         Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of the Registration Statement or any Preliminary Prospectus.

                  (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not (i) as of the Effective Date, as to the Registration Statement and any amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
         (ii) as of the applicable filing date, as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

                  (c) The Company is duly organized and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to carry on its business as it is being conducted and as described in the Registration Statement and the Prospectus and to own, lease and operate its properties, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification.

                  (d) All the outstanding shares of capital stock or other securities evidencing equity ownership of the Company have been and, after consummation of the Transactions, will be duly authorized and validly issued and are and, after consummation of the Transactions, will be fully paid, non-assessable and not subject to any preemptive or similar rights. The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Representatives for the account of each Underwriter against payment therefor as provided in this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights. The authorized, issued and outstanding stock of the Company was as of [October ___], 1996 and will be, after giving effect to the consummation of this Offering and the Transactions, as set forth in the Registration Statement and the Prospectus under the captions "Capitalization" and "Description of Capital Stock." After giving effect to the Offering, the Transactions and the application of the proceeds thereof as described in the Registration Statement and the Prospectus under the caption "Use of Proceeds," the Company's consolidated capitalization as of [October __], 1996 would have been as set forth under the "Pro Forma As Adjusted" column under the caption "Capitalization." The table under the caption "Capitalization" sets forth and identifies in reasonable detail all outstanding short-term and long-term indebtedness of the Company and its Subsidiaries, on a consolidated basis, prior to and after giving effect to the Offering and the Transactions. The authorized capital stock of the Company, including the Shares, conforms as to legal matters to the description thereof contained in the Registration Statement and the Prospectus. Except as set forth in the Registration Statement and the Prospectus, there are no


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         outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company.

                  (e) After giving effect to the Transactions, the Company's direct and indirect subsidiaries (collectively, the "Subsidiaries") will be as set forth on Schedule 2 hereto. Each Subsidiary is duly organized and validly existing as a corporation or partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, and has all requisite corporate power (in the case of corporations) or legal capacity (in the case of partnerships) and authority to carry on its business as it is being conducted and as described in the Registration Statement and the Prospectus and to own, lease and operate its properties, and is duly qualified and in good standing as a foreign corporation or partnership, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification. All of the outstanding shares of capital stock and other securities evidencing equity ownership of each of the Subsidiaries are fully paid and (except in the case of general partnership interests and in the case of limited partnership interests, except to the extent that the provisions of the applicable limited partnership act requiring partners to return distributions may be deemed to constitute assessability) nonassessable and, in the case of Subsidiaries other than PM&C, free of any preemptive or similar rights, and, after giving effect to the Transactions will be (with the exception of the PM&C Class B Shares) owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest or other encumbrance, except as are in effect under the New Credit Facility.

                  (f) The Company and each of the Subsidiaries has all requisite corporate power (in the case of corporations) or legal capacity (in the case of partnerships) and authority to execute, deliver and perform its obligations under this Agreement and the Operative Documents, as applicable, and to consummate the transactions contemplated hereby and thereby, including, without limitation, in the case of the Company, all requisite corporate power and authority to issue, sell and deliver the Shares, as provided herein.

                  (g) This Agreement has been duly and validly authorized, executed and delivered by each of the Company and the Subsidiaries and is the legally valid and binding agreement of each of them, enforceable against each of them in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally (including laws relating to fraudulent transfers or conveyances), by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by federal and state securities laws and principles of public policy.

                  (h) The DBS Acquisition Agreement has been duly and validly authorized, executed and delivered by the Parent and is the legally valid and binding obligation of the Parent, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally (including laws relating to fraudulent transfers or conveyances) and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).



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                  (i) The documents governing the Towers Purchase have been duly and validly authorized, executed and delivered by each of the Company and Pegasus Towers, L.P., and are the legally valid and binding obligations of each of the Company and Pegasus Towers, L.P., enforceable against each of them in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally (including laws relating to fraudulent transfers and conveyances), and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (j) The documents governing the Management Agreement Acquisition have been duly and validly authorized, executed and delivered by each of Pegasus Capital, L.P., Pegasus Communications Management Company, the Company and the Management Company, and are the legally valid and binding obligations of each of them, enforceable against each of them in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally (including laws relating to fraudulent transfers and conveyances), and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (k) The documents governing the Contribution have been duly and validly authorized, executed and delivered by each of the Parent and the Company, and are the legally valid and binding obligations of each of the Parent and the Company, enforceable against each of them in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally (including laws relating to fraudulent transfers and conveyances), and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (l) The Cable Acquisition Agreement has been duly and validly authorized, executed and delivered by the Parent and is the legally valid and binding obligation of the Parent, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally (including laws relating to fraudulent transfers and conveyances), and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (m) The New Credit Facility and the documents executed in connection therewith have been duly and validly authorized by PM&C and each of the Subsidiaries that is a party thereto and, when duly executed and delivered by PM&C and the Subsidiaries party thereto, will be the legally valid and binding obligations of PM&C and each of the Subsidiaries party thereto, enforceable against each of them in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally (including laws relating to fraudulent transfers and conveyances), and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (n) The documents governing the WPXT Contribution have been duly and validly authorized, executed and delivered by each of the Company and the Parent and are the legally valid and binding obligations of each of the Company and the Parent, enforceable against each


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         of them in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally (including laws relating to fraudulent transfers and conveyances), and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (o) The documents governing the WWLA Contribution have been duly and validly authorized, executed and delivered by each of the Company and the Parent and are the legally valid and binding obligations of each of the Company and the Parent, enforceable against each of them in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally (including laws relating to fraudulent transfers and conveyances), and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (p) Neither the Company nor any of the Subsidiaries is (A) in violation of its charter, bylaws, limited partnership agreement or other organizational documents or (B) in default in the performance of any material bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (C) in violation in any material respect of any law, statute, rule, regulation, judgment or court decree applicable to it or any of its assets or properties, except in the case of clauses (B) and (C), for any violation or default that would not, singly or in the aggregate, have a Material Adverse Effect (as defined below). There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument.

                  (q) None of (A) the execution, delivery or performance by the Company or any of the Subsidiaries of this Agreement and the Operative Documents, as applicable, (B) the issuance and sale of the Shares or
         (C) the transactions contemplated by this Agreement and the Operative Documents will violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under (except as contemplated in the second and third sentences of this paragraph), or result in the imposition of a lien or encumbrance on any properties of the Company or any Subsidiary, or an acceleration of any indebtedness of the Company or any Subsidiary pursuant to, (i) the charter, bylaws, limited partnership agreement or other organizational documents of the Company or any Subsidiary, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective property is or may be bound, (iii) any statute, rule or regulation applicable to the Company or any Subsidiary or their respective assets or properties (except such as are, in the aggregate, immaterial) or (iv) any judgment, order or decree of any court or governmental agency, body or administrative agency or authority having jurisdiction over the Company, any Subsidiary or their respective assets or properties, except for any such violation, default, consent, imposition of a lien or acceleration that would not, in the case of clauses (ii), (iii) and (iv), singly or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency or authority is required for (1) the execution, delivery and performance by the Company and the Subsidiaries of this Agreement and the Operative Documents, as applicable, (2) the issuance and sale of the Shares or (3) the transactions contemplated by this Agreement or


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         the Operative Documents, except for (A) the registration of the Shares under the Securities Act, (B) such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, (C) such as may be required by the National Association of Securities Dealers, Inc. (the "NASD"), (D) to the extent that governing laws, regulations, or orders may require post-closing filings with the FCC, the Connecticut Department of Public Utility Control (the "DPUC") and the Puerto Rico Public Service Commission (the "PSC"), and from time to time, FCC, DPUC or PSC authorizations or filings required in the ordinary course of business of the Company and the Subsidiaries, and that certain resales of shares could require, if combined with other offerings of equity in the Company, FCC, DPUC or PSC consent or be restricted by FCC, DPUC or PSC rules, regulations or policies, and (E) such as have been obtained or made. No consents or waivers from any other person are required for the execution, delivery and performance by the Company, the Parent and the Subsidiaries, as applicable, of this Agreement and the Operative Documents, the issuance and sale of the Shares or the consummation of the transactions contemplated by this Agreement and the Operative Documents, other than (A) such consents and waivers as have been obtained and (B) such as are disclosed in the Registration Statement and the Prospectus.

                  (r) There is (i) except as otherwise disclosed in the Registration Statement and the Prospectus, no action, suit, proceeding or investigation before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Company and the Subsidiaries, threatened or contemplated to which the Company or any Subsidiary is or may be a party or to which the business or property of the Company or any Subsidiary is subject, (ii) except as otherwise disclosed in the Registration Statement and the Prospectus, no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body, (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any Subsidiary is or may be subject or to which the business, assets, or property of the Company or any Subsidiary is or may be subject, issued that, in the case of clauses (i), (ii) and (iii) above, (x) might, singly or in the aggregate, result in a material adverse effect on the assets, liabilities, business, results of operations, condition (financial or otherwise), cash flows, affairs or prospects of the Company and the Subsidiaries, taken as a whole, (y) would interfere with or adversely affect the issuance or marketability of the Shares pursuant hereto or (z) in any manner draw into question the validity of this Agreement or any of the Operative Documents or any of the transactions contemplated hereby or thereby (any of the events set forth in clauses (x), (y) or (z), a "Material Adverse Effect").

                  (s) No action has been taken by the Company or any Subsidiary (or, to the best knowledge of the Company and the Subsidiaries, by any other Person) and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Shares or prevents or suspends the use of the Registration Statement or the Prospectus; no injunction, restraining order or order of any nature by a federal, state or municipal court or any governmental authority or agency or any other tribunal of competent jurisdiction has been issued that prevents the issuance of the Shares or prevents or suspends the sale of the Shares in any jurisdiction referred to in Section 5(h) hereof; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.


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                  (t) There is (i) no significant unfair labor practice
         complaint pending or, to the best knowledge of the Company and the Subsidiaries, threatened against the Company or any Subsidiary before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending or, to the best knowledge of the Company and the Subsidiaries, threatened against the Company or any Subsidiary, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any Subsidiary nor, to the best knowledge of the Company and the Subsidiaries, threatened against the Company or any Subsidiary, and (iii) no union representation question existing with respect to the employees of the Company or any Subsidiary. To the best knowledge of the Company and the Subsidiaries, no union organizing activities are taking place. Neither the Company nor any Subsidiary has violated (A) any federal, state or local law, statute, rule or regulation or foreign law, statute, rule or regulation relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws, (C) any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder, or (D) analogous foreign laws, statutes, rules and regulations, which in the case of clause (A), (B),
         (C) or (D) above might, individually or in the aggregate, result in a Material Adverse Effect.

                  (u) In the ordinary course of its business, the Company and each Subsidiary conducts periodic reviews of the effect of Environmental Laws (as defined below) and the disposal of hazardous or toxic substances, wastes, pollutants and contaminants on the business, assets, operations and properties of the Company and each Subsidiary, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, all material capital and operating expenditures required for clean-up, closure of properties and compliance with Environmental Laws, all permits, licenses and approvals, all related constraints on operating activities and all potential liabilities to third parties). On the basis of such reviews the Company has reasonably concluded that such associated costs and liabilities would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), lacks any permit, license or other approval required of it under applicable Environmental Laws or is violating any term or condition of such permit, license or approval which might, either individually or in the aggregate, have a Material Adverse Effect.

                  (v) The Company and each Subsidiary has (i) good and marketable title to all of the properties and assets necessary for the operation of its business as described in the Registration Statement and the Prospectus as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as (A) are described in the Registration Statement and the Prospectus, (B) are in effect under the New Credit Facility, or (C) would not have a Material Adverse Effect, (ii) peaceful and undisturbed possession under all leases to which it is party as lessee except such as would not either individually or in the aggregate have a Material Adverse Effect, (iii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and will have made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts or governmental agencies, bodies or administrative agencies or authorities (each an "Authorization") necessary to engage in the business conducted by it in the manner described in the Registration Statement and the Prospectus, except where failure to hold such Authorizations would not have a Material Adverse Effect and (iv) no reason


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         to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. Except where the failure to be in full force and effect would not have a Material Adverse Effect, all such Authorizations are valid and in full force and effect. The Company and each Subsidiary is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. All material leases to which the Company and each Subsidiary is a party are valid and binding and no default by the Company or any such Subsidiary has occurred and is continuing thereunder and no material defaults by the landlord are existing under any such lease.

                  (w) The Company and each Subsidiary owns or has valid and enforceable licenses to use all patents, patent rights, licenses, inventions, copyrights, know-how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Intellectual Property") employed by it in connection with the businesses operated by it as described in the Registration Statement and the Prospectus, and neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing. To the best knowledge of the Company, the use of the Intellectual Property in connection with the business and operations of the Company and the Subsidiaries does not infringe on the rights of any person.

                  (x) All tax returns required to be filed by the Company and each Subsidiary, in all jurisdictions, have been so filed, except to the extent such failure to file would not, individually or in the aggregate, have a Material Adverse Effect. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. There are no material proposed additional tax assessments against the Company or any Subsidiary or the assets or property of the Company or any Subsidiary.

                  (y) None of the Company or the Subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (z) There are no holders of securities of the Company or any Subsidiary who, by reason of the execution by the Company, the Parent or the Subsidiaries of this Agreement or any Operative Document to which any of the Company, the Parent or any Subsidiary is a party or the consummation by the Company, the Parent or the Subsidiaries, as applicable, of the transactions contemplated hereby and thereby, have the right to request or demand that the Company or any Subsidiary register under the Securities Act or analogous foreign laws and regulations securities held by them, other than as disclosed in the Registration Statement and the Prospectus.

                  (aa) There are no contracts, agreements or understandings between the Company or any Subsidiary and any other person that would give rise to a valid claim against the Company, any Subsidiary or any of the Underwriters for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Shares, other than arrangements with CIBC Wood Gundy Securities Corp. with respect to the selection of the Representatives.

                  (ab) The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

                  (ac) The Company and each Subsidiary maintains insurance covering its properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company, the Subsidiaries and their businesses. Neither the Company nor any Subsidiary has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof.

                  (ad) Neither the Company nor any Subsidiary has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any Subsidiary to facilitate the sale or resale of the Shares. Except as permitted by the Securities Act, none of the Company or any of the Subsidiaries has distributed any Registration Statement, Preliminary Prospectus, Prospectus or other offering material in connection with the offering and sale of the Shares.

                  (ae) Except as described in the Registration Statement and the Prospectus, the Company has not sold or issued any shares of Class A Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A or Regulations D or S under the Securities Act.

                  (af) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and up to the Delivery Date (as defined below), except as set forth or contemplated in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has incurred any liabilities or obligations, direct or contingent, that are material to the Company and the Subsidiaries, taken as a whole, or entered into any transaction not in the ordinary course of business; there has not been, singly or in the aggregate, any material adverse change, or any development that may reasonably be expected to involve a material adverse change, in the assets, liabilities, business, results of operations, condition (financial or otherwise), cash flows, affairs or prospects of the Company and the Subsidiaries, taken as a whole; and there has been no dividend or distribution of any kind declared, paid or made by the Company or any Subsidiary on any class of its capital stock.

                  (ag) The accountants who have certified or shall certify the financial statements included or to be included as part of the Registration Statement and the Prospectus (the "Accountants"), are independent accountants within the meaning of the Securities Act. The historical combined financial statements and schedules of the Company and the Subsidiaries and the historical financial statements and schedules of each of the entities and businesses acquired or to be acquired by the Company and the Subsidiaries comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Securities Act and present fairly the combined financial position and results of operations of the Company and the Subsidiaries and the financial position and results of operations of each of the entities and businesses acquired or to be acquired by the Company and the Subsidiaries at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented. The pro forma financial statements included in the Registration Statement and the Prospectus have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by this Agreement and as set forth in the Prospectus; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Securities Act. The other historical and pro forma financial and statistical information and data included in the Prospectus and the Registration Statement are accurately presented in all material respects and prepared on a basis consistent with the financial statements, historical and pro forma, included in the Registration Statement, the Prospectus and the books and records of the Company, the Subsidiaries or the entities or businesses acquired or to be acquired by the Company and the Subsidiaries.

                  (ah) Neither the Company nor any of the Subsidiaries nor, to the best knowledge of the Company or any Subsidiary, any employee or agent of the Company or any of the Subsidiaries has made any payment of funds of the Company or any of the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement and the Prospectus.

                  (ai) Each certificate signed by any officer of the Company or any Subsidiary and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or such Subsidiary, as applicable, to the Underwriters as to the matters covered thereby.

                  (aj) Neither the Company nor any Subsidiary intends to, nor do they believe that they will, incur debts beyond their ability to pay such debts as they mature. The present fair saleable value of the assets of the Company and the Subsidiaries exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including, without limitation, contingent liabilities) of the Company and the Subsidiaries as they become absolute and matured. The assets of the Company and the Subsidiaries do not constitute unreasonably small capital to carry out the business of the Company and the Subsidiaries, as conducted or as proposed to be conducted. Upon the issuance of the Shares, the present fair saleable value of the assets of the Company and the Subsidiaries will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including, without limitation, contingent liabilities) of the Company and the Subsidiaries as they become absolute and matured. Upon the issuance of the Shares, the assets of the Company and the Subsidiaries will not constitute unreasonably small capital to carry out their businesses as now conducted, including the capital needs of the Company and the Subsidiaries, taking into account the projected capital requirements and capital availability.

                  (ak) There are no contracts or other documents which are required to be described in the Registration Statement or the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the

         Registration Statement or the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

                  (al) No relationship, direct or indirect, exists between or among the Company or any Subsidiary on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary on the other hand, which is required to be described in the Prospectus and which is not so described.

                  (am) Since the date as of which information is given in the Registration Statement or the Prospectus through the date hereof, and except as may otherwise be disclosed or contemplated in the Registration Statement or the Prospectus, the Company and the Subsidiaries have not (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on their capital stock.

                  2. Purchase of the Shares by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Firm Shares to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Shares set forth opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

                  In addition, the Company grants to the Underwriters an option to purchase up to _______ Option Shares. Such option is granted solely for the purpose of covering over-allotments in the sale of the Firm Shares and is exercisable as provided in Section 4 hereof. Option Shares shall be purchased severally for the account of the Underwriters in proportion to the number of Firm Shares set forth opposite the name of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Shares shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Shares other than in 100 share amounts. The price to the Underwriters of both the Firm Shares and any Option Shares shall be $_____ per share.

                  The Company shall not be obligated to deliver any of the Shares to be delivered on the First Delivery Date (as hereinafter defined) or the Option Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Shares to be purchased on such Delivery Date as provided herein.

                  3. Offering of Shares by the Underwriters.

                  Upon authorization by the Representatives of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

                  4. Delivery of and Payment for the Shares. Delivery of and payment for the Firm Shares shall be made at the office of Latham & Watkins, 885 Third Avenue, New York, New York 10022, at 9:00 a.m., New York City time, on __________, 1996 or at such other date or place as shall be determined by agreement among the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Shares to the Representatives for the account of each Underwriter against payment to or upon the order of the Company or as the Company may direct of the purchase price (deposit of which the Underwriters shall bear no responsibility for) by certified or official bank check or checks payable in next day funds, or in such manner as all parties to this Agreement shall have previously agreed. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full Business Days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Shares, the Company shall make the certificates representing the Firm Shares available for inspection by the Representatives in New York, New York, not later than 2:00 p.m., New York City time, on the Business Day prior to the First Delivery Date.

                  At any time, and from time to time, on or before the thirtieth day after the date of this Agreement the option granted in Section 2 may be exercised, in whole or in part, by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, the names in which the Option Shares are to be registered, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Representatives, when the Option Shares are to be delivered; provided, however, that this date and time shall not be (i) earlier than the First Delivery Date or (ii) earlier than the second Business Day, or later the tenth Business Day, after the Company's receipt of the notice of exercise. The date[s] and time[s] the Option Shares are delivered are sometimes referred to as the "Option Delivery Date" and the First Delivery Date and the Option Delivery Date are sometimes each referred to as a "Delivery Date."

                  Delivery of and payment for the Option Shares shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 9:00 a.m., New York City time, on the Option Delivery Date. On the Option Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Shares to the Representatives for the account of each Underwriter against payment to or upon the order of the Company or as the Company may direct of the purchase price (deposit of which the Underwriters shall bear no responsibility for) by certified or official bank check or checks payable in next day funds, or in such manner as all parties to this Agreement shall have previously agreed. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Shares shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Shares, the Company shall make the certificates representing the Option Shares available for inspection by the Representatives in New York, New York, not later than 2:00 p.m., New York City time, on the Business Day prior to the respective Option Delivery Date.

                  5. Further Agreements of the Company.  The Company agrees:

                  (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus, if required by the Act, pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second Business Day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the

         Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                  (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters, without charge, a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

                  (c) To deliver promptly to the Representatives, without charge, such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

                  (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus, any supplement to the Prospectus or any registration statement pursuant to Rule 462(b) under the Securities Act that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

                  (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish, at least two days before filing such amendment to the Registration Statement or supplement to the Prospectus, a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

                  (f) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the

         Company and its Subsidiaries (which need not be audited) complying with
         Section 11(a) of the Securities Act and the Rules and Regulations (including Rule 158);

                  (g) For a period of five years following the Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Class A Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

                  (h) The Company will arrange for the qualification of the Shares for sale under the securities or Blue Sky laws of such jurisdictions in the United States as the Representatives may designate, and will maintain such qualifications in effect so long as required for the sale of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                  (i) For a period of 180 days from the date of the Prospectus (the "Lock-Up Period"), not to, directly or indirectly, offer for sale, sell or otherwise dispose of or pledge (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person during the Lock-Up Period of) any shares of Class A Common Stock or other capital stock of the Company (other than (i) the Class A Common Stock to be issued in pursuant to this Agreement and Class A Common Stock or Class B Common Stock to be issued pursuant to the Operative Documents, (ii) stock grants made pursuant to the terms of the Incentive Program (as in effect on the date of the Prospectus), (iii) stock grants made pursuant to the Stock Option Plan (as in effect on the date of the Prospectus) and (iv) securities issued as consideration for an acquisition if the party being issued the securities agrees to lock-up provisions similar to those contained in this subsection or if the securities issued are "restricted securities" under the Securities Act), or sell or grant options, rights or warrants with respect to any shares of Class A Common Stock or other capital stock of the Company (other than the grant of options pursuant to option plans existing on the date hereof), without the prior written consent of Lehman Brothers Inc.; and that the document that sets forth the terms of the Exchange Offer will require that each holder participating in the Exchange Offer agree not to, directly or indirectly, offer for sale, sell or otherwise dispose of or pledge (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person during the Lock-Up Period of) any shares of Class A Common Stock received in such Exchange Offer during the Lock-Up Period, without the prior written consent of Lehman Brothers Inc.;

                  (j) Prior to the Effective Date, to apply for the listing of the Shares on the Nasdaq National Market and to use its best efforts to complete that listing, subject only to official notice of issuance and evidence of satisfactory distribution, prior to the First Delivery Date;

                  (k) Prior to filing with the Commission a registration statement on Form 8-A, to furnish a copy thereof to the counsel for the Underwriters and receive and consider its comments thereon, and to deliver promptly to the Representatives a signed copy of the registration statement on Form 8-A filed by it with the Commission;

                  (l) The Company will use all amounts received by it pursuant to Section 4 of this Agreement in the manner described under "Use of Proceeds" in the Registration Statement and the Prospectus and pursuant to a funds flow memorandum, which shall be available for review prior to the Delivery Date and acceptable in both form and substance to the Representatives (the "Funds Flow Memorandum"); and

                  (m) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

                  6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Shares and any taxes payable in connection therewith; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (e) the filing fees incident to securing any required review by the NASD of the terms of sale of the Shares; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters in connection therewith); (h) all fees and expenses of Lehman Brothers, Inc. ("Lehman Brothers") in its capacity as a qualified independent underwriter; and
(i) all other costs and expenses incident to the performance of the obligations of the Company and the Subsidiaries under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriters.

                  7. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Subsidiaries contained herein, to the performance by the Company and the Subsidiaries of obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Registration Statement, including a registration statement filed under Rule 462(b) of the Securities Act, shall have become effective not later than 10:00 a.m., New York City time, on the date of this Agreement or at such later date and time as the Representatives may approve; the Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

                  (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Latham &

         Watkins, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement, the Operative Documents and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (d) Drinker Biddle & Reath shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                           (i) The Company is duly incorporated and validly
                  existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to carry on its business as, to such counsel's knowledge, it is being conducted and as described in the Registration Statement and the Prospectus and to own, lease and operate its properties known to such counsel, and is not qualified as a foreign corporation authorized to do business in any other jurisdiction.

                           (ii) Each of the Subsidiaries is duly incorporated or
                  formed and validly existing as a corporation or partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, and has all requisite corporate power and authority (in the case of corporations) or legal capacity (in the case of partnerships) to carry on its business as, to such counsel's knowledge, it is being conducted and as described in the Registration Statement and the Prospectus and to own, lease and operate its properties know to such counsel, and is duly qualified and in good standing as a foreign corporation or partnership, as the case may be, authorized to do business in each jurisdiction mentioned on Schedule 1 to such opinion. All of the outstanding shares of capital stock and other securities evidencing equity ownership of each of the Subsidiaries are fully paid and (except in the case of general partnership interests and, in the case of limited partnership interests, except to the extent that the provisions of the applicable limited partnership act requiring partners to return distributions may be deemed to constitute assessability) nonassessable and free of any preemptive or similar rights, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest or other encumbrance known to such counsel except as described in the Registration Statement and the Prospectus and for security interests securing the New Credit Facility.

                           (iii) The authorized capital stock of the Company
                  consists of 30,000,000 shares of Class A Common Stock, par value $.01 per share, 15,000,000 shares of Class B Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share. Upon the consummation of the Offering and the Transactions (assuming all holders of the PM&C Class B Shares exchange their shares for Class A Common Stock in the Exchange Offer), _______ shares of Class A Common Stock and

                  _______ shares of Class B Common Stock will be issued and outstanding. There are currently no shares of Preferred Stock outstanding. The authorized capital stock of the Company, including the Shares, conforms as to legal matters to the description thereof contained in the Registration Statement and the Prospectus. The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                           (iv) The Registration Statement was declared
                  effective under the Securities Act as of the date and time specified in such opinion; the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations on the date specified therein; and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

                           (v) The Registration Statement and the Prospectus and
                  any further amendments or supplements thereto made by the Company prior to such Delivery Date (other than the financial statements, including the notes thereto, and supporting schedules and other financial, statistical and accounting data included therein or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

                           (vi) To the best of such counsel's knowledge, there
                  are no contracts or other documents which are required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

                           (vii) To the best of such counsel's knowledge, except
                  as set forth in the Registration Statement and the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company.

                           (viii) There are no preemptive or other rights to
                  subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the Shares pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel.

                           (ix) The Parent, the Company and each of the
                  Subsidiaries have all requisite power and authority to execute, deliver and perform their respective obligations under this Agreement and the Operative Documents, as applicable, and to consummate the transactions contemplated hereby and thereby, including, without limitation, in the case of the Company, the corporate power and authority to issue, sell and deliver the Shares, as provided herein.

                           (x) This Agreement has been duly and validly
                  authorized, executed and delivered by the Company and the Subsidiaries.

                           (xi) The DBS Acquisition Agreement has been duly and
                  validly authorized, executed and delivered by the Parent and is the legally valid and binding obligation of the Parent, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally (including laws relating to fraudulent transfers and conveyances), and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (xii) The documents governing the Towers Purchase
                  have been duly and validly authorized, executed and delivered by each of the Company and Pegasus Towers, L.P. and are the legally valid and binding obligations of each of the Company and Pegasus Towers, L.P., enforceable against each of them in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally (including laws relating to fraudulent transfers and conveyances), and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (xiii) The documents governing the Management
                  Agreement Acquisition have been duly and validly authorized, executed and delivered by each of Pegasus Capital, L.P., Pegasus Communications Management Company, the Company and the Management Company and are the legally valid and binding obligations of each of them, enforceable against each of them in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally (including laws relating to fraudulent transfers and conveyances), and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (xiv) The documents governing the Contribution have
                  been duly and validly authorized, executed and delivered by each of the Parent and the Company and are the legally valid and binding obligations of each of the Parent and the Company, enforceable against each of them in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally (including laws relating to fraudulent transfers and conveyances), and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (xv) The Cable Acquisition Agreement has been duly
                  and validly authorized, executed and delivered by the Parent and is the legally valid and binding obligation of the Parent, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally (including laws relating to fraudulent transfers and conveyances), and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (xvi) The New Credit Facility and the documents
                  executed in connection therewith have been duly and validly authorized, executed and delivered by PM&C and each of the Subsidiaries party thereto and are the legally valid and binding obligations of PM&C and each of the Subsidiaries party thereto, enforceable against each of them in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally (including laws relating to fraudulent transfers and conveyances), and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (xvii) The documents governing the WPXT Contribution
                  have been duly and validly authorized, executed and delivered by each of the Company and the Parent and are the legally valid and binding obligations of each of the Company and the Parent, enforceable against each of them in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally (including laws relating to fraudulent transfers and conveyances), and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (xviii) The documents governing the WWLA Contribution
                  have been duly and validly authorized, executed and delivered by each of the Company and the Parent and are the legally valid and binding obligations of each of the Company and the Parent, enforceable against each of them in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally (including laws relating to fraudulent transfers and conveyances), and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (xix) Each of the DBS Acquisition, the Cable
                  Acquisition, the Towers Purchase, the Contribution, the Management Agreement Acquisition, the New Credit Facility, the WPXT Contribution and the WWLA Contribution and the Operative Documents conform in all material respects to the descriptions thereof in the Registration Statement and the Prospectus.

                           (xx) None of (A) the execution, delivery or
                  performance by the Company or any of the Subsidiaries of this Agreement or any of the Operative Documents, as applicable,
                  (B) the issuance and sale of the Shares or (C) the transactions contemplated by this Agreement and the Operative Documents will violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or (except as contemplated in the second and third sentences of this paragraph) require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any Subsidiary, or an acceleration of any indebtedness of the Company or any Subsidiary pursuant to, (i) the charter, bylaws, limited partnership or other organizational documents of the Company or any Subsidiary, (ii) any material bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument known to such counsel relating to borrowed money to which the Company or any Subsidiary is a party or by which any of them or their respective property is bound,
                  (iii) any statute, rule or regulation known to such counsel applicable to the Company or any Subsidiary or their respective assets or properties (except such as are, in the aggregate, immaterial) or (iv) any judgment, order or decree known to such counsel of any court or governmental agency, body or administrative agency or authority having jurisdiction over the Company, any Subsidiary or their respective assets or properties. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any regulatory agency or body, administrative agency, or other governmental agency is required for (1) the execution, delivery and performance by the Company and the Subsidiaries of this Agreement or any of the Operative Documents, as applicable, (2) the issuance and sale of the Shares or (3) the transactions contemplated by this Agreement or the Operative Documents, except for (A) the registration of the Shares under the Securities Act, (B) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, (C) such as may be required by the NASD, and (D) such as have been obtained or made, it being understood that such counsel need express no opinion concerning any law administered by, or any rule, regulation or order of, the FCC, the DPUC or the PSC, or any other law, rule or regulation pertaining to the broadcast television or cable television industry. To the best of such counsel's knowledge, no consents or waivers from any other person are required for the execution, delivery and performance by the Company, the Parent and the Subsidiaries, as applicable, of this Agreement and the Operative Documents, the issuance and sale of the Shares to the Underwriters or the consummation of the transactions contemplated by this Agreement and the Operative Documents, other than (1) such consents and waivers as have been obtained and (2) such as are disclosed in the Registration Statement and the Prospectus.

                           (xxi) None of the Company or the Subsidiaries is (i)
                  an "investment company" or (ii) a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                           (xxii) The statements in the Prospectus under the
                  captions "Prospectus Summary," "Risk Factors," "Business - Licenses, LMAs, DBS Agreements and Cable Franchises," "Management and Certain Transactions - Management Agreement," "Management and Certain Transactions - Incentive Program," "Description of Indebtedness," "Description of Capital Stock" and "Shares Eligible for Future Sale," and Items 14, 15 and 17 of Part II of the Registration Statement, in so far as they are descriptions of contracts, agreements or other legal documents or laws, regulations or statutes are accurate, in all material respects, and present fairly the information required to be shown.

                           (xxiii) To the best of such counsel's knowledge,
                  there are no holders of securities of the Company or any Subsidiary who, by reason of the execution by the Company, the Parent or any Subsidiary of this Agreement or any of the Operative Documents to which any of the Company, the Parent or any Subsidiary, as applicable, is a party or the consummation by the Company, the Parent and the Subsidiaries of the transactions contemplated hereby and thereby, as applicable, have the right to request or demand that the Company or any Subsidiary register under the Securities Act or analogous foreign laws and regulations securities held by them, other than as disclosed in the Registration Statement and the Prospectus.

                           (xxiv) To the best of such counsel's knowledge, there
                  are no contracts, agreements or understandings between the Company or any Subsidiary and any other person that would give rise to a valid claim against the Company, any Subsidiary or any of the Underwriters for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Shares.

                           (xxv) To the best of such counsel's knowledge and
                  other than as set forth in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property or assets of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or any of the Subsidiaries, might have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company and the Subsidiaries and representatives of the Accountants at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel has not undertaken to investigate or verify independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company) such counsel does not believe that (A) the Registration Statement and any amendment or supplement thereto (except as to financial statements, including the notes thereto, and supporting schedules and other financial, statistical and accounting data included therein or omitted therefrom, as to which no belief need be expressed) as of the Effective Date, contained an untrue statement of a material fact or omitted to state any fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Prospectus and any amendment or supplement thereto (except as to financial statements, including the notes thereto, and supporting schedules and other financial, statistical and accounting data included therein or omitted therefrom, as to which no belief need be expressed) as of its date or the Delivery Date, contained an untrue statement of a material fact or omitted to state any fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (e) Vorys, Sater, Seymour and Pease shall have furnished to the Representatives its written opinion, as special regulatory counsel for the Company and the Subsidiaries, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form of Exhibit A attached hereto.

                  (f) Fisher Wayland Cooper Leader & Zaragoza L.L.P. shall have furnished to the Representatives its written opinion, as special regulatory counsel for the Company and the Subsidiaries, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form of Exhibit B attached hereto.

                  (g) Murtha, Cullina, Richter and Pinney shall have furnished to the Representatives its written opinion, as special regulatory counsel for the Company and the Subsidiaries, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form of Exhibit C attached hereto.

                  (h) The Representatives shall have received from Latham & Watkins, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (i) The Accountants shall have furnished to the Representatives a letter or letters, dated respectively as of the date hereof and such Delivery Date, addressed to the Underwriters, in form and substance satisfactory to each of the Representatives, containing statements and information, of the type ordinarily included in accountants' "comfort letters" with respect to the financial statements and financial information contained in the Registration Statement and the Prospectus.

                  (j) The Company shall have furnished to the Underwriters a certificate of the Company and the Subsidiaries, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company and each of the Subsidiaries, dated such Delivery Date, to the effect that the signers of such certificate have carefully examined the Registration Statement and the Prospectus (and any amendment or supplement thereto) and this Agreement and that:

                           (i) the representations and warranties of the Company
                  and the Subsidiaries in this Agreement are true and correct in all material respects on and as of such Delivery Date with the same effect as if made on such Delivery Date and the Company and the Subsidiaries have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to such Delivery Date;

                           (ii) they have carefully examined (A) the
                  Registration Statement and, in their opinion (1) as of the Effective Date, the Registration Statement did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) since the Effective Date no event has occurred which should have been set forth in an amendment to the Registration Statement and
                  (B) the Prospectus and, in their opinion (1) as of the Effective Date, the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (2) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Prospectus.

                           (iii) since the date of the most recent financial
                  statements included in the Registration Statement and the Prospectus (including any amendment or supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business, properties or prospects of the Company and the Subsidiaries, taken as a whole, or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company and the Subsidiaries from that set forth in the Registration Statement and the Prospectus, whether or not arising from transactions in the ordinary course of business, except as set forth in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto);

                           (iv) the Company and the Subsidiaries have no
                  liability or obligation, direct or contingent, which is material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus; and

                           (v) the copies furnished by the Company, on or before
                  the date hereof, of each of the Operative Documents are true, correct and complete, were duly and validly authorized and constitute valid and binding obligations of the Parent, the Company and the Subsidiaries, as applicable, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally (including laws relating to fraudulent transfers and conveyances), and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (k) Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of the Subsidiaries, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to market the Shares as contemplated by the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto).

                  (l) Subsequent to the date hereof and on or prior to such Delivery Date, there shall not have been any decrease in the rating of any of the Company's or the Subsidiaries' securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g)(2) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (m) The Company, the Parent and each of the Subsidiaries shall have duly entered into this Agreement and the Operative Documents, as applicable, and the Underwriters shall have received executed copies of each of such documents and agreements.

                  (n) The rights to act as the exclusive provider of DIRECTV programming in certain rural areas of Texas and Michigan and the assets related to such rights shall have been transferred to the Company, free and clear of any lien, adverse claim, security interest or other encumbrance pursuant to the DBS Acquisition Agreement, as in effect on the date hereof, in the manner described in the Registration Statement and the Prospectus. There shall exist at and as of the Delivery Date, after giving effect to the transactions contemplated by this Agreement and the Operative Documents, no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the DBS Acquisition Agreement or that would have a material adverse effect on the Company's ability to consummate the DBS Acquisition as described in the Registration Statement and the Prospectus.

                  (o) The Parent shall have contributed to the Company all of its stock in PM&C, which consists of 161,500 PM&C Class A Shares, free and clear of any lien, adverse claim, security interest or other encumbrance on the terms described in the Registration Statement and the Prospectus.

                  (p) The Management Agreement shall have been transferred to the Company pursuant to the documents governing the Management Agreement Acquisition, as in effect on the date hereof, on the terms described in the Registration Statement and the Prospectus.

                  (q) The broadcast tower assets of Pegasus Towers, L.P. shall have been transferred to the Company pursuant to the documents governing the Towers Purchase, as in effect on the date hereof, on the terms described in the Registration Statement and the Prospectus.

                  (r) The contribution by the Parent to the Company of all of the outstanding stock of B.T. Satellite, Inc. shall have been made on the terms described in the Registration Statement and the Prospectus.

                  (s) The contribution by the Parent to the Company of all of the outstanding stock of Bride Communications, Inc. shall have been made on the terms described in the Registration Statement and the Prospectus.

                  (t) An appraisal by Kane Reece Associates, Inc. of the fair market value of the Management Agreement shall have been furnished and delivered to the Representatives.

                  (u) A report of an independent appraiser shall have been furnished and delivered to the Representatives setting forth the fair market purchase price of the properties to be acquired pursuant to the Towers Purchase.

                  (v) Each of the Operative Documents shall be in full force and effect.

                  (w) PM&C shall have entered into the New Credit Facility, the form and substance of which shall be reasonably acceptable to the Representatives, and the Representatives shall have received counterparts, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith.

                  (x) Each condition to the closing contemplated by the New Credit Facility shall have been satisfied or waived. There shall exist at and as of the Delivery Date (after giving effect to the transactions contemplated by this Agreement and the other Operative Documents) no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the New Credit Facility. On the Delivery Date, the closing under the New Credit Facility shall have been consummated on terms that conform in all material respects to the description thereof in the Registration Statement and Prospectus and the Representatives shall have received evidence satisfactory to the Underwriters of the consummation thereof.

                  (y) On such Delivery Date, the Representatives shall have received evidence reasonably satisfactory to each of the Representatives that any consents or waivers necessary for the Company and the Subsidiaries to effect the transactions contemplated hereby are in effect.

                  (z) The Underwriters' counsel shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this
         Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

                  (aa) The Old Credit Facility shall have been repaid in accordance with the terms of the governing instrument and the Representatives shall have received copies of instruments of satisfaction and discharge satisfactory to them from the lender under the Old Credit Facility evidencing the discharge and satisfaction of the Old Credit Facility.

                  (ab) Each officer and director of the Company shall have furnished to the Representatives, prior to the First Delivery Date, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to, directly or indirectly, offer for sale, sell or otherwise dispose of or pledge (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person during the Lock-Up Period of) any shares of Class A Common Stock or other capital stock of the Company during the Lock-Up Period, without the prior written consent of Lehman Brothers Inc.

                  (ac) The amounts received by the Company pursuant to Section 4 of this Agreement shall have been disbursed by the Company as described in the Funds Flow Memorandum.

                  (ad) On or prior to such Delivery Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

                  (ae) No action shall have been taken and no statute, rule or regulation or order shall have been enacted, adopted or issued by any governmental agency that would as of such Delivery Date prevent the issuance of the Shares; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of such Delivery Date that would prevent the issuance of the Shares; and, on such Delivery Date no action, suit or proceeding shall be pending against or affect the Company or any of the Subsidiaries, before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would interfere with or adversely affect the issuance of the Shares or would, except as disclosed in the Registration Statement and the Prospectus, individually or in the aggregate have a Material Adverse Effect or in any manner draw into question the validity of this Agreement, the Operative Documents or the Shares.

                  (af) The Nasdaq National Market shall have approved the Shares for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

                  If any of the conditions specified in this Section 7 shall not have been waived by the Representatives or fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to each of the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, such Delivery Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

                  8. Indemnification and Contribution.

                  (a) The Company and the Subsidiaries, jointly and severally, shall indemnify and hold harmless each Underwriter (including any Underwriter in its role as qualified independent underwriter pursuant to the rules of the NASD), its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Shares under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in the Registration Statement or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, or in any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, any material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Subsidiaries shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Subsidiaries shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein. The Company and the Subsidiaries agree, jointly and severally, to indemnify and hold harmless Lehman Brothers for any liability caused by, based upon or arising from Lehman Brothers acting or serving as "qualified independent underwriter" for the Offering of the Shares within the meaning of Schedule E to the By-Laws of the NASD, except for any such losses, claims, damages or liabilities which are finally judicially determined to have resulted from bad faith or gross negligence on the part of Lehman Brothers. The foregoing indemnity agreement is in addition to any liability which the Company or the Subsidiaries may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

                  (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or
         (ii) the omission or alleged omission to state in the Registration Statement or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or in any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, any material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person. No Underwriter shall be required to make any reimbursements pursuant to this Section 8(b) in excess of the amount by which the underwriting discounts and commissions received by such Underwriter on the Shares underwritten by it and distributed to the public exceeds the amount of such damages which such Underwriter has otherwise paid or become liable to pay under this Section 8.

                  (c) Promptly after receipt by an indemnified party under this
         Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or the Subsidiaries under this Section 8 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company or the Subsidiaries. No indemnifying party shall
         (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) above in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Subsidiaries, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or
         (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Subsidiaries, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiaries on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Subsidiaries or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Subsidiaries and information supplied by the Company shall also be deemed to have been supplied by the Subsidiaries. The Company, the Subsidiaries and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discounts and commissions received by such Underwriter on the Shares underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay under this Section 8. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

                  (e) The Underwriters severally confirm and the Company and the Subsidiaries acknowledge that the statements with respect to the public offering of the Shares by the Underwriters set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of and the concession and reallowance figures appearing under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company or the Subsidiaries by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

                  9. Defaulting Underwriters.

                  (a) If, on any Delivery Date, any Underwriter defaults in its obligation to purchase the Shares which it has agreed to purchase hereunder, the remaining non-defaulting Underwriters may in their discretion arrange for the non-defaulting Underwriters or another party or other parties to purchase the Shares on the terms contained herein. If the aggregate number of Shares as to which Underwriters default is more than 9.09% of the aggregate number of Shares to be purchased on such Delivery Date and within 36 hours after such default by any Underwriter the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have arranged for the purchase of such Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Shares, either the Representatives or the Company shall have the right to postpone the Delivery Date for up to seven full Business Days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement, unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Shares which a defaulting Underwriter agreed but failed to purchase.

                  (b) If, after giving effect to any arrangements for the purchase of the Shares of such defaulting Underwriter or Underwriters by the non-defaulting Underwriters or the Company or both as provided in subsection (a) above, the aggregate number of such Shares that remain unpurchased does not exceed 9.09% of the total number of Shares to be purchased on such Delivery Date, then the remaining non-defaulting Underwriters shall be obligated to purchase (i) the number of Shares which each Underwriter agreed to purchase hereunder and, in addition, (ii) the number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Shares set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Shares set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto.

                  (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters or the Company as provided in subsection (a) above, the aggregate number of such Shares that remain unpurchased exceeds 9.09% of the aggregate number of the total number of Shares to be purchased on such Delivery Date, this Agreement (or, with respect to the Option Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Shares) shall terminate without liability on the part of any non-defaulting Underwriters or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11 hereof. Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default.

                  10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Shares, if prior to such time any of the following shall have occurred: (i) the Company or any of the Subsidiaries shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder; (ii) any other condition of the obligations of the Underwriters hereunder as provided in
Section 7 hereof is not fulfilled when and as required in any material respect;
(iii) trading in securities generally on the New York or American Stock Exchanges or in the Nasdaq National Market shall have been suspended or materially limited, or minimum prices shall have been established on such exchange by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction; (iv) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; (v) the outbreak or escalation of hostilities involving the United States, declaration by the United States of a national emergency or war or other calamity or crisis, if the effect of any such event specified in this clause (v) in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or delivery of the Shares being delivered at such Delivery Date on the terms and in the manner contemplated in the Prospectus; or (vi) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States or elsewhere that in the reasonable judgment of the Representatives, would materially and adversely affect the financial markets or the market for the Shares.

                  11. Reimbursement of Underwriters' Expenses. If the Company shall fail to tender the Shares for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or the Subsidiaries to perform any agreement on their part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or the Subsidiaries is not fulfilled, the Company and the Subsidiaries will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company and the Subsidiaries shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 hereof by reason of the default of one or more Underwriters, the Company and the Subsidiaries shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

                  12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 212-526-6588), with a copy to Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022, Attention: Kirk A. Davenport, Esq. and, in the case of any notice pursuant to Section 8(c), an additional copy to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 3 World Financial Center, 10th Floor, New York, NY 10285;

                  (b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer (Fax:
         (610) 341-1835), with a copy to Drinker Biddle & Reath, 1345 Chestnut Street, Suite 1100, Philadelphia, Pennsylvania 19107, Attention:
         Michael B. Jordan, Esq.;

provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives.

                  13. Persons Entitled to Benefit of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Subsidiaries, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Subsidiaries contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  14. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Subsidiaries and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

                  15. Definition of the Term "Business Day." For purposes of this Agreement, "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading.

                  16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

                  17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                  18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing correctly sets forth the agreement among the Company, the Subsidiaries and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                 Very truly yours,


                        PEGASUS COMMUNICATIONS CORPORATION (the
                        "Company)

                        MCT CABLEVISION, LTD. ("MCT LTD")

                        PEGASUS ANASCO HOLDINGS, INC. ("PAH")

                        PEGASUS BROADCAST TELEVISION, INC. ("PBT")

                        PEGASUS CABLE TELEVISION, INC. ("PCT INC")

                        PEGASUS CABLE TELEVISION OF ANASCO, INC. ("PCT
                        ANASCO")

                        PEGASUS CABLE TELEVISION OF CONNECTICUT, INC.
                        ("PCT CONN")

                        PEGASUS CABLE TELEVISION OF SAN GERMAN, INC.
                        ("PCT SG")

                        PEGASUS MEDIA & COMMUNICATIONS, INC. ("PM&C")

                        PEGASUS SATELLITE TELEVISION, INC. ("PST")

                        PORTLAND BROADCASTING, INC. ("PBI")

                        WDBD LICENSE CORP. ("WDBD")

                        WDSI LICENSE CORP. ("WDSI")

                        WILF INC. ("WILF")

                        WOLF LICENSE CORP. ("WOLF")

                        WTLH, INC. ("WTLH INC")

                        WTLH LICENSE CORP. ("WTLH")


                        By:      _______________________________________
                                 Marshall W. Pagon, President of each of the
                                 Company, MCT LTD, PAH, PBT, PCT INC,
                                 PCT ANASCO, PCT CONN, PCT SG, PM&C,
                                 PST, PBI,WDBD, WDSI, WILF, WOLF,
                                 WTLH INC and WTLH.

                      MCT CABLEVISION, LIMITED PARTNERSHIP ("MCT LP")


                      By:      MCT CABLEVISION, LTD., General Partner



                      By:
                         ------------------------------------------------
                               Marshall W. Pagon, President



                      PEGASUS BROADCAST ASSOCIATES, L.P. ("PBA LP")



                      By:      WILF, INC., General Partner



                      By:
                         ------------------------------------------------
                               Marshall W. Pagon, President

LEHMAN BROTHERS INC.
BT SECURITIES CORPORATION
CIBC WOOD GUNDY SECURITIES CORP.
PAINEWEBBER INCORPORATED


For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

         By: LEHMAN BROTHERS INC.



         By:
            -----------------------------------------------
            Name:
            Title:


         By: BT SECURITIES CORPORATION



         By:
            -----------------------------------------------
            Name:
            Title:


         By: CIBC WOOD GUNDY SECURITIES CORP.



         By:
            -----------------------------------------------
            Name:
            Title:


         By: PAINEWEBBER INCORPORATED



         By:
            -----------------------------------------------
            Name:
            Title:

                                   Schedule 1

                                The Underwriters


                                                      Number of Firm Shares
Underwriter                                           to be Purchased
-----------                                           ---------------------

Lehman Brothers, Inc.
BT Securities Corporation
CIBC Wood Gundy Securities Corp.
PaineWebber Incorporated
                                                      =====================
                  Total

                                   Schedule 2

                                The Subsidiaries


MCT Cablevision, Limited Partnership
MCT Cablevision, Ltd.
Pegasus Anasco Holdings, Inc.
Pegasus Broadcast Associates, L.P.
Pegasus Broadcast Television, Inc.
Pegasus Cable Television, Inc.
Pegasus Cable Television of Anasco, Inc.
Pegasus Cable Television of Connecticut, Inc.
Pegasus Cable Television of San German, Inc.
Pegasus Media & Communications, Inc.
Pegasus Satellite Television, Inc.
Portland Broadcasting, Inc.
WBDB License Corp.
WDSI License Corp.
WILF, Inc.
WOLF License Corp.
WTLH, Inc.
WTLH License Corp.

                                   Appendix A

               Form of Opinion of Vorys, Sater, Seymour and Pease.

         Vorys, Sater, Seymour and Pease shall have furnished to the Representatives its written opinion, as special regulatory counsel for the Company and MCT Cablevision, Ltd., Pegasus Cable Television, Inc., ____________ and Pegasus Satellite Television (the "Vorys Affiliates"), addressed to the Underwriters and dated such Delivery Date, to the effect that:

(i) There are no FCC licenses, authorizations, consents or permits required by the FCC as necessary in connection with the conduct of the Company and the Vorys Affiliates with respect to the operation of the systems owned and operated by Company and the Vorys Affiliates (the "Systems") as presently conducted.

(ii) Such "Registrations" or "Certificates of Compliance" as are required by the FCC are on file with the FCC. Carriage of the commercial television broadcast signals presently offered by the Systems are, as of this date, consistent with the FCC's regulations and are carried pursuant to retransmission consent or pursuant to request for carriage by the applicable station.

(iii) All commercial and non-commercial television broadcast stations that have requested carriage are being carried pursuant to the terms and conditions of their request.

(iv) All current FCC reports and filings required to be filed for the Systems have been filed.

(v) All required FCC Forms 320 have been filed for the Systems and reflect compliance with the FCC's cumulative leakage index ("CLI") and signal leakage requirements.

(vi) The Systems are in substantial compliance with the FCC's rules and regulations with regard to equal employment opportunity.

(vii) No consent, approval, or authorization of, or filing with the FCC is necessary to issue and sell the Shares.

(viii) No consent, approval, or authorization of, or filing with the FCC is necessary for the execution and delivery of the this Agreement or the Operative Documents in accordance with their terms.

(ix) The execution and delivery of the Operative Documents, and the performance, on the Delivery Date, by the Company and the Vorys Affiliates of the obligations required under the Operative Documents, will not violate the Telecommunications Act of 1996, the Communications Act of 1934 or the rules of the FCC, provided, however that no interest in any license issued by the FCC may be transferred or assigned without prior FCC consent.

(x) The statements set forth in the Registration Statement and the Prospectus under the caption "Business - Legislation and Regulation - Cable," fairly present the information contained under such caption insofar as such statements constitute a summary, with respect to the federal regulation of cable television, of material (i) statements of law, (ii) statutes, rules or regulations, or
         (iii) legal conclusions.

(xi)     All relevant Statements of Account (as defined by the Copy Right Act of
         1976) required by Section 111 of the Copyright Act of 1976, as amended (the "Copyright Act"), and royalty payments accompanying said Statements of Account, have been submitted to the Licensing Division of the United States Copyright Office with respect to the Systems. There have been no inquiries received from the United States Copyright Office or any other party which would have a material adverse impact upon the operation of the Company and the Vorys Affiliates and which questions the Statements of Account or any copyright payments made by the Company and the Vorys Affiliates with respect to the Systems, nor are we aware of any claim, action, or demand for copyright infringement or for non-payment of royalties pending or threatened against the Company and the Vorys Affiliates with respect to the Systems' compliance with former Section 111(d)(1) of the Copyright Act with regard to the requirement to file initial notices of identity and signal carriage complement in view of the elimination of this requirement.

(xii) There is no FCC judgment, decree or order which has been issued against any System or the Company, or Vorys Affiliates with respect to the Systems, other than rule makings which are applicable to the cable industry generally, nor is there any FCC action, proceeding, or investigation pending, or, to the best of our knowledge, threatened by the FCC against any system, the Company, or the Vorys Affiliates with respect to the Systems.

(xiii) A review of the FCC files indicates that the basic rates for all communities in Massachusetts and Connecticut and the cable program service tiers of the communities listed on Attachment 1 are subject to rate regulation by the local franchise authority or the FCC.

(xiv) The FCC has rendered no adverse rate finding with respect to Company, the Vorys Affiliates, or the Systems.



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                                   Appendix B

        Form of Opinion of Fisher Wayland Cooper Leader & Zaragoza L.L.P.

         Fisher Wayland Cooper Leader & Zaragoza L.L.P. shall have furnished to the Representatives its written opinion, as special regulatory counsel for the Company and Pegasus Broadcast Associates, L.P., Pegasus Broadcast Television, Inc. WBDB License Corp., WDSI License Corp., WILF, Inc., ____________ and WOLF License Corp. (the "Wayland Affiliates"), addressed to the Underwriters and dated such Delivery Date, to the effect that:

1. The statements set forth in the Registration Statement and the Prospectus under the caption "Business - Legislation and Regulation - TV," insofar as such statements constitute a summary with respect to FCC matters of material (i) statements of law, (ii) statutes, rules, or regulations, or (iii) legal conclusions, fairly present the information contained under such caption.

2. The execution, delivery, and performance in accordance with their terms of the Operative Documents by the Company and the Wayland Affiliates that is a party thereto does not require any authorization, consent, or approval of the FCC not previously obtained, and does not violate the Communications Acts of 1934, as amended, and the published rules, regulations and policies promulgated thereunder by the FCC.



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                                   Appendix C

             Form of Opinion of Murtha, Cullina, Richter and Pinney

         Murtha, Cullina, Richter and Pinney shall have furnished to the Representatives its written opinion, as special regulatory counsel for Pegasus Cable Television, Inc., __________ and Pegasus Cable Television of Connecticut, Inc. (the "Murtha Affiliates"), addressed to the Underwriters and dated such Delivery Date, to the effect that there are no facts that causes such counsel to believe that the Registration Statement or the Prospectus, either at October __, 1996 or the Delivery Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading with respect to the Murtha Affiliates' cable television operations and activities in Connecticut and Massachusetts.